Exhibit 99.1

WM Announces First Quarter 2026 Earnings

Strong Performance Drives Cash Flow from Operations 24% Higher to $1.5 Billion

The Company Reaffirms its Full-Year Financial Outlook

WM Completes Three Recycling Facilities Adding Key Capacity in Growing Markets

Houston — April 28, 2026 — WM (NYSE: WM) today announced financial results for the quarter ended March 31, 2026.

	Three Months Ended		Three Months Ended
	March 31, 2026 (in millions, except per share amounts)		March 31, 2025 (in millions, except per share amounts)

	As Reported	As Adjusted(a)	As Reported	As Adjusted(a)

Revenue	$6,227	$6,227	$6,018	$6,018

Income from Operations	$1,113	$1,118	$1,013	$1,059

Operating EBITDA(b) (c)	$1,848	$1,853	$1,704	$1,750

Operating EBITDA Margin	29.7%	29.8%	28.3%	29.1%

Net Income(d)	$723	$731	$637	$673

Diluted EPS	$1.79	$1.81	$1.58	$1.67

“Strong earnings and cash flow results in the quarter achieved our expectations, reflecting the strength of the WM team and the resilience of our business model,” said Jim Fish, WM’s CEO. “Disciplined pricing, cost optimization and contributions from sustainability growth projects led to first quarter adjusted operating EBITDA growth of 5.9% and margin expansion of 70 basis points despite a challenging quarter of weather impacts.(a) The momentum in our business, combined with our confidence in our ability to execute on our plan for the balance of the year, sets us up to achieve the full-year financial outlook we provided last quarter.”

Fish continued, “Our start to 2026 strengthens our conviction in the ability to harvest the benefits of our strategic investments in recycling, renewable energy, a medical waste platform, technology, and our fleet, as free cash flow nearly doubled in the quarter compared to prior year.(a) We allocated the majority of first quarter free cash flow to shareholders, returning nearly $730 million through dividends and share repurchases during the quarter. Our balance sheet remains flexible, reflecting our financial discipline and positioning WM to capitalize on opportunities in any economic environment.”

KEY HIGHLIGHTS FOR the fIRST quarter OF 2026

•	Adjusted operating EBITDA grew 5.9%, with margin expanding 70 basis points.(a) Performance was led by the Collection and Disposal business, driven by disciplined price execution, operating cost control, and continued optimization of business mix.
•	Collection and Disposal operating EBITDA grew by $154 million and margin expanded 190 basis points. On an adjusted basis, operating EBITDA grew by $118 million and margin expanded 110 basis points. The improvement was driven by favorable price-to-cost spread as the Company invests in making improvements in frontline retention and leverages technology and automation to reduce costs.(a)

•	Together, operating EBITDA in the Recycling and Renewable Energy businesses grew $51 million, or $49 million on an adjusted basis, driven by increased renewable natural gas production from growth projects as well as higher recycling volumes and benefits from automation projects.(a)(e)
•	Operating EBITDA grew by 18.4%, or 11.6% on an adjusted basis, in the Healthcare Solutions business, driven by effective SG&A cost management and synergy capture.(a)
•	Revenue grew 3.5%, driven by core price of 6.3% and collection and disposal yield of 3.9%. In addition to strong execution on pricing, revenue growth was driven by increased volumes in the Recycling and Renewable Energy businesses from completed growth projects.(f)
•	Collection and disposal volume declined 1.5%, primarily due to the impacts of harsh winter weather, intentional shedding of lower-margin residential business, and wildfire cleanup activities that benefitted the prior year period. These volume declines were partially offset by growth in MSW volume.
•	Operating expenses were 59.3% of revenue, or 59.2% on an adjusted basis, which was an improvement of 70 basis points both on a reported and adjusted basis from the prior year and reflects the Company’s commitment to using technology and automation to optimize its cost structure and enhance operational efficiency.(a)(c)
•	The Company generated $1.5 billion of net cash provided by operating activities compared to $1.21 billion in the prior year period, primarily driven by operating EBITDA growth and working capital improvements. Free cash flow was $920 million, compared to $475 million in the prior year period.(a)
•	The Company returned $729 million to shareholders in the first quarter, including $385 million in cash dividends and $344 million of share repurchases.
•	During the quarter, the Company’s leverage ratio returned to its target range of between 2.5 to 3.0 times total debt to EBITDA.(g)
•	The Company began operations at new recycling facilities in Ontario and Detroit and completed a recycling automation project in South Florida, which is now its largest single stream facility. Together, the projects added nearly 300,000 tons of processing capacity.

(a)	The information labeled as adjusted in this press release, as well as free cash flow, are non-GAAP measures. Please see “Non-GAAP Financial Measures” below and the reconciliations in the accompanying schedules for more information.

(b)	Management defines operating EBITDA as GAAP income from operations before depreciation, depletion, amortization and accretion; this measure may not be comparable to similarly titled measures reported by other companies.

(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill accretion expense in the three months ended March, 31 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(d)	For purposes of this press release, all references to “Net income” refer to the financial statement line item “Net income attributable to Waste Management, Inc.”

(e)	The Company’s blended average price received for single stream recycled commodities sold during the quarter was about $65 per ton compared to about $88 per ton in the prior year period. The average price received for Renewable Fuel Standard credits was $2.32 during the quarter compared to $2.59 in the prior year period. The average price received for natural gas was $5.59 per MMBtu during the quarter compared to $3.93 per MMBtu in the prior year. The average price received for electricity was about $83 per megawatt hour in the quarter compared to about $74 per megawatt hour in the prior year period.

(f)	Core price is a performance metric used by management to evaluate the effectiveness of our pricing strategies; it is not derived from our financial statements and may not be comparable to measures presented by other companies. Core price is based on certain historical assumptions, which may differ from actual results, to allow for comparability between reporting periods and to reveal trends in results over time.

(g)	Leverage ratio is calculated based on the defined terms for this financial covenant in the Company’s revolving credit agreement, as amended. See Exhibits 10.8 and 10.9 to the Company’s Form 10-K filed Feb. 9, 2026, and Exhibit 10.1 to the Company’s Form 8-K filed Mar. 25, 2026.

The Company will host a conference call at 10 a.m. ET on April 29, 2026, to discuss the first quarter 2026 results. Information contained within this press release will be referenced and should be considered in conjunction with the call.

Listeners can access a live audio webcast of the conference call by visiting investors.wm.com and selecting “Events & Presentations” from the website menu. A replay of the audio webcast will be available at the same location following the conclusion of the call.

Conference call participants should register to obtain their dial in and passcode details. This streamlined process improves security and eliminates wait times when joining the call.

about wm

WM (WM.com) is North America's leading provider of comprehensive environmental solutions. Previously known as Waste Management and based in Houston, Texas, WM is driven by commitments to put people first and achieve success with integrity. The company, through its subsidiaries, provides collection, recycling and disposal services to millions of residential, commercial, industrial, medical and municipal customers throughout the U.S. and Canada. With innovative infrastructure and capabilities in recycling, organics and renewable energy, WM provides environmental solutions to and collaborates with its customers in helping them pursue their sustainability goals. In North America, WM has the largest disposal network and collection fleet, is the largest recycler and is a leader in beneficial use of landfill gas, with a growing network of renewable natural gas plants and the most landfill gas-to-electricity plants, as well as the largest heavy-duty natural gas truck fleet in the industry. WM also provides collection and disposal services of regulated medical waste and secure information destruction services in the U.S., Canada and Western Europe. To learn more about WM and the company's sustainability progress and solutions, visit Sustainability.WM.com.

Forward-Looking Statements

The Company, from time to time, provides estimates or projections of financial and other data, comments on expectations relating to future periods and makes statements of opinion, view or belief about current and future events, circumstances or performance. This press release contains a number of such forward-looking statements, including all statements regarding future growth, earnings, value creation, performance and results of our business; targets, financial guidance and outlook; ability to achieve the Company’s 2026 outlook; and technology and automation investments and results. You should view these statements with caution. They are based on the facts and circumstances known to the Company as of the date the statements are made. These forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those set forth in such forward-looking statements, including but not limited to, failure to implement our optimization, automation, growth, and cost savings initiatives and overall business strategy; failure to obtain the results anticipated from strategic initiatives, investments, acquisitions, or new lines of business; failure to identify acquisition targets, consummate and integrate acquisitions, including our ability to integrate the acquisition of Stericycle, Inc. (which is now presented as our Healthcare Solutions segment) and achieve the anticipated benefits therefrom, including synergies; legal, regulatory, operational, technological and other matters that may affect the costs and timing of our ability to integrate and deliver all of the expected benefits of the Stericycle, Inc. acquisition; existing or new environmental and other regulations, including developments related to emerging contaminants, gas emissions, renewable energy, recyclables, extended producer responsibility and our natural gas fleet; significant environmental, safety or other incidents resulting in liabilities or brand damage; failure to obtain and maintain necessary permits due to land scarcity, public opposition or otherwise; diminishing landfill capacity, resulting in increased costs and the need for disposal alternatives; failure to attract, hire and retain key team members and a high quality workforce; increases in labor costs due to union organizing activities or changes in wage- and labor-related regulations; disruption and costs resulting from severe weather and destructive climate events; failure to achieve our sustainability goals or execute on our sustainability-related strategy and initiatives, including within planned timelines or anticipated budgets due to disruptions, delays, cost increases or changes in environmental or tax regulations and incentives; focus on, and regulation of, environmental and sustainability-related disclosures, which could lead to increased costs, risk of non-compliance, brand damage and litigation risk related to our sustainability efforts; macroeconomic conditions, geopolitical conflict and large-scale market disruption resulting in labor, supply chain and transportation constraints, inflationary cost pressures and fluctuations in commodity prices, fuel and other energy costs; increased competition and pricing pressure; impacts from international trade restrictions and tariffs; competitive disposal alternatives, diversion of waste from landfills and declining waste volumes; changes in general economic conditions, capital markets or consumer trends; changing conditions in the recycling industry, including impacts on demand, pricing and availability of counterparties; changing conditions in the healthcare industry; adoption of new tax legislation; fuel shortages; failure to develop and protect new technology; failure of technology to perform as expected; inability to adapt and manage the benefits and risks of artificial intelligence; failure to prevent, detect and address cybersecurity incidents or comply with privacy regulations; negative outcomes of litigation or governmental proceedings, including those acquired through transactions; failure to maintain an effective system of internal control over financial reporting; and operational or management decisions or developments that result in impairment charges. Please also see the Company’s filings with the SEC, including Part I, Item 1A of the Company’s most recently filed Annual Report on Form 10-K, as updated by subsequent Quarterly Reports on Form 10-Q, for additional information regarding these and other risks and uncertainties applicable to its business. The Company assumes no obligation to update any forward-looking statement, including financial estimates and forecasts, whether as a result of future events, circumstances or developments or otherwise.

Non-GAAP Financial Measures

To supplement its financial information, the Company has presented, and/or may discuss on the conference call, adjusted measures including adjusted earnings per diluted share, adjusted net income, adjusted income from operations and margin, adjusted operating EBITDA and margin, adjusted operating expense and margin, and adjusted SG&A expenses and margin. All adjusted measures and free cash flow are non-GAAP financial measures, as defined in Regulation G of the Securities Exchange Act of 1934, as amended. The Company reports its financial results in compliance with GAAP but believes that also discussing non-GAAP measures provides investors with (i) financial measures the Company uses in the management of its business and (ii) additional, meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance and are not representative or indicative of its results of operations.

The Company discusses free cash flow and provides a projection of free cash flow because the Company believes that it is indicative of its ability to pay its quarterly dividends, repurchase common stock, fund acquisitions and other investments and, in the absence of refinancings, to repay its debt obligations. The Company believes free cash flow gives investors useful insight into how the Company views its liquidity, but the use of free cash flow as a liquidity measure has material limitations because it excludes certain expenditures that are required or that the Company has committed to, such as declared dividend payments and debt service requirements. The Company defines free cash flow as net cash provided by operating activities, less capital expenditures, plus proceeds from divestitures of businesses and other assets (net of cash divested); this definition may not be comparable to similarly-titled measures reported by other companies.

The quantitative reconciliations of non-GAAP measures to the most comparable GAAP measures are included in the accompanying schedules, with the exception of projected adjusted operating EBITDA and margin. Non-GAAP measures should not be considered a substitute for financial measures presented in accordance with GAAP.

FOR MORE INFORMATION

WM

Website

www.wm.com

Analysts

Ed Egl

713.265.1656

eegl@wm.com

Media

Toni Werner

media@wm.com

###

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In Millions, Except per Share Amounts)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Operating revenues	$6,227	$6,018
Costs and expenses:
Operating(a)	3,694	3,612
Selling, general and administrative	707	687
Depreciation, depletion, amortization, and accretion(a)	735	691
Restructuring	4	13
(Gain) loss from divestitures, asset impairments and unusual items, net	(26)	2
	5,114	5,005
Income from operations	1,113	1,013
Other income (expense):
Interest expense, net	(225)	(232)
Other, net	3	7
	(222)	(225)
Income before income taxes	891	788
Income tax expense	168	151
Consolidated net income	723	637
Less: Net income (loss) attributable to noncontrolling interests	—	—
Net income attributable to Waste Management, Inc.	$723	$637
Basic earnings per common share	$1.79	$1.58
Diluted earnings per common share	$1.79	$1.58
Weighted average basic common shares outstanding	403.2	402.3
Weighted average diluted common shares outstanding	404.4	403.9

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill Accretion expense in the three months ended March, 31 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Millions)

(Unaudited)

	March 31,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$158	$201
Receivables, net	3,964	4,055
Other	686	654
Total current assets	4,808	4,910
Property and equipment, net	20,335	20,378
Goodwill	13,873	13,880
Other intangible assets, net	3,664	3,767
Other	3,020	2,900
Total assets	$45,700	$45,835
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable, accrued liabilities and deferred revenues	$4,505	$4,813
Current portion of long-term debt	641	711
Total current liabilities	5,146	5,524
Long-term debt, less current portion	22,250	22,196
Other	8,282	8,124
Total liabilities	35,678	35,844
Equity:
Waste Management, Inc. stockholders’ equity	10,021	9,990
Noncontrolling interests	1	1
Total equity	10,022	9,991
Total liabilities and equity	$45,700	$45,835

WASTE MANAGEMENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In Millions)

(Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Cash flows from operating activities:
Consolidated net income	$723	$637
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation, depletion, amortization and accretion	735	691
Other	166	122
Change in operating assets and liabilities, net of effects of acquisitions and divestitures	(123)	(242)
Net cash provided by operating activities	1,501	1,208
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	—	(3)
Capital expenditures	(650)	(831)
Proceeds from divestitures of businesses and other assets, net of cash divested	69	98
Other, net	(150)	(93)
Net cash used in investing activities	(731)	(829)
Cash flows from financing activities:
New borrowings	6,048	4,993
Debt repayments	(6,125)	(5,163)
Common stock repurchase program	(344)	—
Cash dividends	(385)	(336)
Exercise of common stock options	26	25
Tax payments associated with equity-based compensation transactions	(40)	(45)
Other, net	(1)	(10)
Net cash used in financing activities	(821)	(536)
Effect of exchange rate changes on cash, cash equivalents and restricted cash and cash equivalents	(1)	1
Increase (decrease) in cash, cash equivalents and restricted cash and cash equivalents	(52)	(156)
Cash, cash equivalents and restricted cash and cash equivalents at beginning of period	297	487
Cash, cash equivalents and restricted cash and cash equivalents at end of period	$245	$331

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Operating Revenues by Line of Business

	Three Months Ended
	March 31,
	2026			2025
	Gross	Intercompany	Net	Gross	Intercompany	Net
	Operating	Operating	Operating	Operating	Operating	Operating
	Revenues	Revenues(a)	Revenues	Revenues	Revenues(a)	Revenues
Commercial	$1,658	$(229)	$1,429	$1,594	$(214)	$1,380
Industrial	980	(222)	758	940	(199)	741
Residential	906	(18)	888	894	(22)	872
Other collection	866	(72)	794	825	(72)	753
Total collection	4,410	(541)	3,869	4,253	(507)	3,746
Landfill	1,246	(382)	864	1,193	(353)	840
Transfer	619	(271)	348	592	(256)	336
Total Collection and Disposal	$6,275	$(1,194)	$5,081	$6,038	$(1,116)	$4,922
Recycling Processing and Sales	455	(87)	368	465	(81)	384
Renewable Energy	161	(2)	159	92	(1)	91
Healthcare Solutions(b)	721	(107)	614	721	(102)	619
Corporate and Other	13	(8)	5	10	(8)	2
Total	$7,625	$(1,398)	$6,227	$7,326	$(1,308)	$6,018

(a)	Includes each segment’s intercompany activity, including transactions within a segment and between segments. Transactions within and between segments are generally made on a basis intended to reflect the market value of the service.

(b)	In the third quarter of 2025, as a result of continued integration efforts and to enhance transparency and accountability, the Company began reflecting intra-segment activity within the Healthcare Solutions segment. These charges were designed to measure profitability at more granular levels of the enterprise and to facilitate clearer financial accountability within operating units. Accordingly, adjustments to the three months ended March 31, 2025 activity were made to properly reflect intra-segment activity for the period. Intra-segment operating revenues and operating expenses within Healthcare Solutions for the three months ended March 31, 2026 and 2025 are $101 million and $94 million, respectively.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Internal Revenue Growth

	Period-to-Period Change for the Three Months Ended March 31, 2026 vs. 2025
		As a % of		As a % of
		Related		Total
	Amount	Business(a)	Amount	Company(b)
Collection and Disposal	$182	3.9%
Recycling Processing and Sales and Renewable Energy(c)	(35)	(7.1)
Energy surcharges and mandated fees	20	8.2
Total average yield			$167	2.7%
Volume(d)			10	0.2
Healthcare Solutions(e)			(13)	(0.2)
Internal revenue growth			164	2.7
Acquisitions			35	0.6
Divestitures			(4)	—
Foreign currency translation			14	0.2
Total			$209	3.5%

	Period-to-Period Change for the
	Three Months Ended
	March 31, 2026 vs. 2025
	As a % of Related Business(a)
	Yield	Volume
Commercial	4.7%	(1.6)%
Industrial	3.1	0.2
Residential	6.3	(5.0)
Total collection	4.5	(2.0)
MSW	6.9	2.7
Transfer	3.2	(2.9)
Total collection and disposal	3.9%	(1.5)%

(a)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s related business revenues adjusted to exclude the impacts of divestitures for the current year period.

(b)	Calculated by dividing the increase or decrease for the current year period by the prior year period’s total Company revenues adjusted to exclude the impacts of divestitures for the current year period.

(c)	Includes combined impact of commodity price variability in both our Recycling Processing and Sales and Renewable Energy segments, as well as changes in certain recycling fees charged by our collection and disposal operations.

(d)	Includes activities from our Corporate and Other businesses.

(e)	The amounts reported herein represent the change in our revenues from the combined impacts of yield and volume attributable to our Healthcare Solutions business.

WASTE MANAGEMENT, INC.

SUMMARY DATA SHEET

(In Millions)

(Unaudited)

Free Cash Flow(a)	Three Months Ended
	March 31,
	2026	2025
Net cash provided by operating activities	$1,501	$1,208
Capital expenditures to support the business	(589)	(703)
Proceeds from divestitures of businesses and other assets, net of cash divested	69	98
Free cash flow before sustainability growth investments	981	603
Capital expenditures - sustainability growth investments	(61)	(128)
Free cash flow	$920	$475

	Three Months Ended
	March 31,
	2026	2025
Supplemental Data
Internalization of waste, based on disposal costs	71.7%	70.7%
Landfill depletable tons (in millions)	28.8	29.3
Acquisition Summary(b)
Gross annualized revenue acquired	$—	$11
Total consideration, net of cash acquired	—	7
Cash paid for acquisitions consummated during the period, net of cash acquired	—	7
Cash paid for acquisitions including contingent consideration and other items from prior periods, net of cash acquired	1	13

Landfill Amortization and Accretion Expenses:

	Three Months Ended
	March 31,
	2026	2025
Landfill depletion expense:
Cost basis of landfill assets	$160	$150
Asset retirement costs	32	33
Total landfill depletion expense	192	183
Accretion expense	39	35
Landfill depletion and accretion expense	$231	$218

(a)	The summary of free cash flow has been prepared to highlight and facilitate understanding of the principal cash flow elements. Free cash flow is not a measure of financial performance under generally accepted accounting principles and is not intended to replace the consolidated statement of cash flows that was prepared in accordance with generally accepted accounting principles.

(b)	Represents amounts associated with business acquisitions consummated during the applicable period except where noted.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31, 2026
	Income from	Pre-tax	Tax	Net	Diluted Per
	Operations	Income	Expense	Income(a)	Share Amount
As reported amounts	$1,113	$891	$168	$723	$1.79
Adjustments:
Stericycle transaction and integration costs	19	19	4	15
(Gain) loss from asset impairments, unusual items and other, net(c)	(14)	(14)	(7)	(7)
	5	5	(3)	8	0.02
As adjusted amounts	$1,118	$896	$165 (b)	$731	$1.81
Depreciation, depletion, amortization, and accretion(d)	735
As adjusted operating EBITDA(d)	$1,853

Adjusted operating EBITDA margin	29.8%

	Three Months Ended March 31, 2025
	Income from	Pre-tax	Tax		Net	Diluted Per
	Operations	Income	Expense		Income(a)	Share Amount
As reported amounts	$1,013	$788	$151		$637	$1.58
Adjustments:
Stericycle transaction and integration costs	33	33	7		26
(Gain) loss from asset impairments, unusual items and other, net(e)	13	13	3		10
	46	46	10		36	0.09
As adjusted amounts	$1,059	$834	$161	(b)	$673	$1.67
Depreciation, depletion, amortization, and accretion(d)	691
As adjusted operating EBITDA(d)	$1,750

Adjusted operating EBITDA margin	29.1%

(a)	For purposes of this press release table, all references to "Net Income" refer to the financial statement line item "Net income attributable to Waste Management, Inc."

(b)	The Company calculates its effective tax rate based on actual dollars. When the effective tax rate is calculated by dividing the Tax Expense amount in the table above by the Pre-tax Income amount, differences occur due to rounding, as these items have been rounded in millions. The first quarter 2026 and 2025 adjusted effective tax rates were 18.4% and 19.2%, respectively.

(c)	Primarily due to a $34 million gain related to a business divestiture in our West Tier, offset by loss contingency reserve adjustments and other restructuring costs.

(d)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill Accretion expense in the three months ended March, 31 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(e)	Primarily due to a legacy loss contingency reserve adjustment and other restructuring costs.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions)

(Unaudited)

	Three Months Ended March 31, 2026
		Recycling
	Collection	Processing	Renewable	Healthcare	Corporate	Total
	and Disposal(a)(b)	and Sales(a)	Energy(b)	Solutions	and Other	WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$5,081	$368	$159	$614	$5	$6,227

Income from Operations, as reported	$1,460	$19	$48	$(14)	$(400)	$1,113
Depreciation, depletion, amortization, and accretion(c)	531	51	24	104	25	735
Operating EBITDA, as reported(c)	$1,991	$70	$72	$90	$(375)	$1,848

Adjustments:
Stericycle transaction and integration costs	—	—	—	9	10	19
(Gain) loss from asset impairments, unusual items and other, net(d)	(34)	2	—	7	11	(14)
	(34)	2	—	16	21	5
Adjusted operating EBITDA(c)	$1,957	$72	$72	$106	$(354)	$1,853

Operating EBITDA margin, as reported	39.2%	19.0%	45.3%	14.7%	N/A	29.7%
Adjusted operating EBITDA margin	38.5%	19.6%	45.3%	17.3%	N/A	29.8%

	Three Months Ended March 31, 2025
		Recycling
	Collection	Processing	Renewable	Healthcare	Corporate	Total
	and Disposal(a)(b)	and Sales(a)	Energy(b)	Solutions	and Other	WM
Adjusted Operating EBITDA and Adjusted Operating EBITDA Margin

Operating revenues, as reported	$4,922	$384	$91	$619	$2	$6,018

Income from Operations, as reported	$1,328	$18	$19	$(25)	$(327)	$1,013
Depreciation, depletion, amortization, and accretion(c)	509	39	15	101	27	691
Operating EBITDA, as reported(c)	$1,837	$57	$34	$76	$(300)	$1,704

Adjustments:
Stericycle transaction and integration costs	—	—	—	19	14	33
(Gain) loss from asset impairments, unusual items and other, net(e)	2	4	—	—	7	13
	2	4	—	19	21	46

Adjusted operating EBITDA(c)	$1,839	$61	$34	$95	$(279)	$1,750

Operating EBITDA margin, as reported	37.3%	14.8%	37.4%	12.3%	N/A	28.3%
Adjusted operating EBITDA margin	37.4%	15.9%	37.4%	15.3%	N/A	29.1%

(a)	Certain fees related to the processing of recycled material we collect are included within our Collection and Disposal business. The total amount of such fees in income from operations for the three months ended March 31, 2026 and 2025 is $18 million and $20 million, respectively.

(b)	Renewable Energy pays a 15% intercompany royalty to our Collection and Disposal business and Corporate and Other for landfill gas. The total amount of royalties in income from operations for the three months ended March 31, 2026 and 2025 is $24 million and $14 million, respectively.

(c)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill Accretion expense in the three months ended March, 31 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(d)	Primarily due to a $34 million gain related to a business divestiture in our West Tier, offset by loss contingency reserve adjustments and other restructuring costs.

(e)	Primarily due to a legacy loss contingency reserve adjustment and other restructuring costs.

WASTE MANAGEMENT, INC.

RECONCILIATION OF CERTAIN NON-GAAP MEASURES

(In Millions, Except Per Share Amounts)

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Adjusted Operating Expenses and Adjusted Operating Expenses Margin

Operating revenues, as reported	$6,227	$6,018

Operating expenses, as reported(a)	$3,694	$3,612
As a % of revenues	59.3%	60.0%
Adjustment:
Legacy loss contingency reserve	(10)	(7)
Operating expenses, as adjusted	$3,684	$3,605
As a % of revenues	59.2%	59.9%

	Three Months Ended	Three Months Ended
	March 31, 2026	March 31, 2025
Adjusted SG&A Expenses and Adjusted SG&A Expenses Margin

Operating revenues, as reported	$6,227	$6,018

SG&A expenses, as reported	$707	$687
As a % of revenues	11.4%	11.4%
Adjustment:
Stericycle acquisition and integration costs	(17)	(24)
SG&A expenses, as adjusted	$690	$663
As a % of revenues	11.1%	11.0%

2026 Projected Free Cash Flow Reconciliation(b)	Scenario 1	Scenario 2
Net cash provided by operating activities	$6,300	$6,450
Capital expenditures to support the business	(2,450)	(2,550)
Proceeds from divestitures of businesses and other assets, net of cash divested	100	150
Free cash flow before sustainability growth investments	$3,950	$4,050
Capital expenditures - sustainability growth investments	(200)	(200)
Free cash flow	$3,750	$3,850

(a)	Beginning in 2026, landfill accretion expense was moved from operating expenses to depreciation, depletion, amortization, and accretion. Landfill Accretion expense in the three months ended March, 31 2026 and 2025 was $39 million and $35 million, respectively. For comparability purposes, 2025 actuals have been updated to reflect that change.

(b)	The reconciliation includes two scenarios that illustrate our projected free cash flow range for 2026. The amounts used in the reconciliation are subject to many variables, some of which are not under our control and, therefore, are not necessarily indicative of actual results.

WASTE MANAGEMENT, INC.

SUPPLEMENTAL INFORMATION PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY

(In Millions)

(Unaudited)

Diversity in the structure of recycling contracts results in different accounting treatment for commodity rebates. In accordance with revenue recognition guidance, the Company records gross recycling revenue and records rebates paid to customers as cost of goods sold. Other contract structures allow for netting of rebates against revenue.

The table below illustrates the impact that differing contract structures has on the Company’s adjusted operating EBITDA margin results. This information has been provided to enhance comparability and is not intended to replace or adjust GAAP reported results.

	Three Months Ended March 31,
	2026		2025
	Amount	Change in Adjusted Operating EBITDA Margin	Amount	Change in Adjusted Operating EBITDA Margin
Recycling commodity rebates	$162	0.8%	$238	1.2%